SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
   Exchange Act of 1934 (Amendment No.        )

Filed by the Registrant [X]

Filed by a Party other than the Registrant[ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement    [ ]  Confidential, for Use of the Commission
                                        Only (as permitted by Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         Ingersoll-Rand Company
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                (Name of Registrant as Specified in Its charter)


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         (Name of Person(s) Filing Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
         or 14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.

     [ ] $500 per each party to the controversy pursuant to Exchange
         Act Rule 14a-6(i)(3)

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
         and 0-11

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     (3) Per unit price or other underlying value of transaction
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         which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee Paid:
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     [ ] Fee paid previously with preliminary materials.

[INGERSOLL-RAND BOLD TYPEFACE]               World Headquarters
                                             -----------------------------------
                                             Ingersoll-Rand Company
                                             Woodcliff Lake, New Jersey
                                             07675-8738


                 NOTICE OF 1996 ANNUAL MEETING OF SHAREHOLDERS

    The Annual Meeting of Shareholders of Ingersoll-Rand Company will be held on Friday, April 26, 1996, at 10:30 a.m., local time, at the Company's executive offices, 200 Chestnut Ridge Road, Woodcliff Lake, New Jersey for the following purposes:

        (1) To elect three directors of the Third Class to hold office for three years.

        (2) To ratify the appointment of Price Waterhouse LLP as independent accountants of the Company for 1996.

        (3) To transact such other business as may be incident to or properly come before the Annual Meeting or any adjournments thereof.

    The transfer books will not be closed, but only shareholders of record at the close of business on February 29, 1996 are entitled to notice of and to vote at the Annual Meeting.

    A map showing the location of the Company's executive offices, as well as necessary travel information, follows this Notice and Proxy Statement.

    You are requested to vote, date and sign the enclosed proxy and return it in the enclosed envelope at your earliest convenience. Since it is impractical to eliminate duplication, separate proxies are mailed to persons whose names are shown in more than one way on the Company's stock records. Therefore, you may receive more than one proxy. PLEASE VOTE, DATE, SIGN AND RETURN ALL PROXIES RECEIVED.

    Shares held for the account of shareholders participating in the Company's Automatic Dividend Reinvestment and Cash Payment Plan will be voted by such Plan's administrator in the same manner as directed on the enclosed proxy. If a shareholder participating in the Automatic Dividend Reinvestment and Cash Payment Plan does not return a proxy, the shares held for such shareholder's account in such Plan will not be voted.

                                         By Order of the Board of Directors,

                                                 R.G. Heller,
                                                   Secretary

Dated: March 13, 1996

                             INGERSOLL-RAND COMPANY
                                 P.O. BOX 8738
                        WOODCLIFF LAKE, NEW JERSEY 07675
                                PROXY STATEMENT
                      1996 ANNUAL MEETING OF SHAREHOLDERS

    The enclosed proxy is solicited by the Board of Directors of the Company in connection with the Annual Meeting to be held on April 26, 1996. It and this Proxy Statement are being sent to shareholders beginning on or about March 13, 1996. Proxies in the accompanying form which are properly executed and received by the Secretary prior to the Annual Meeting will be voted. The Company has retained Georgeson & Co. to assist in the solicitation of proxies personally and by telephone at a cost of $10,000 plus expenses. In addition, certain officers and other employees of the Company, without extra remuneration, may assist in the solicitation. The cost of solicitation will be borne by the Company.

                             REVOCABILITY OF PROXY

    A shareholder giving the enclosed proxy has the power to revoke it at any time before it is exercised and may do so by written notice to the Secretary of the Company at the address set forth above, effective upon receipt of such written notice, or by voting in person at the Annual Meeting. Attendance at the Annual Meeting, in and of itself, will not constitute revocation of a proxy.

                               VOTING SECURITIES

    The record date for the determination of shareholders entitled to vote at the Annual Meeting is the close of business on February 29, 1996. There were outstanding and entitled to vote on such date 109,030,886 shares of Common Stock, each of which is entitled to one vote.

    In voting for the election of directors, shareholders have cumulative voting rights. Accordingly, each shareholder may cumulate such voting power as such shareholder possesses and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of such shareholder's votes, or distribute such shareholder's votes on the same principle among two or more candidates, as such shareholder sees fit. The enclosed proxy grants discretionary authority for the exercise of such cumulative voting rights.

    The affirmative vote of the holders of a plurality of votes cast at the Annual Meeting will be required to elect directors. The affirmative vote of the holders of a majority of the votes cast will be required to act on all other matters to come before the Annual Meeting.

    Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed for the meeting, who will also determine whether or not a quorum is present. The inspectors of election will treat abstentions, as well as shares represented by proxies submitted by brokers who indicate that they do not have authority to vote on a particular matter, as shares that are present for purposes of determining the presence of a quorum, but as unvoted (i.e., not cast) for purposes of determining the approval of the particular matter in question.

                            1. ELECTION OF DIRECTORS

    It is intended that the proxies will be voted for the election of H. William Lichtenberger, James E. Perrella and John E. Phipps as directors of the Third Class for a term of three years. If, for reasons not now known, any of said nominees is not a candidate when the Annual Meeting takes place, it is intended that such proxies will be voted for the election of the other nominees named and may be voted for any substitute nominees. The proxies may be voted cumulatively for less than the entire number of nominees if any situation arises which, in the opinion of the proxyholders, makes such action necessary or desirable.

    Information with respect to each nominee and each director whose term of office will continue after the Annual Meeting is as follows:

THEODORE H. BLACK

    Mr. Black retired in 1993 as Chairman and Chief Executive Officer of the Company, a position he had held from 1988. He served as a Vice President of the Company from 1972 through 1986, as President and Chief Executive Officer of Dresser-Rand Company (in which the Company holds a 49% ownership interest) from 1987 until 1988 and as President of the Company from 1988 to 1992. He is also a director of CPC International, Inc., General Public Utilities Corporation and McDermott International, Inc. Mr. Black, who is 67 years old, became a director of the Company in 1988. His current term expires in 1997.

BRENDAN T. BYRNE

    Mr. Byrne has been a member of the law firm of Carella, Byrne, Bain, Gilfillan, Cecchi, Stewart and Olstein since 1982. He served as Governor of New Jersey from 1974 to 1982. He is also a director of Cali Realty Corporation, Chelsea GCA Realty, Inc. and Elizabethtown Water Co. Mr. Byrne, who is 71 years old, became a director of the Company in 1988. His current term expires in 1998. Member of Audit, Corporate Affairs and Finance Committees.

JOSEPH P. FLANNERY

    Mr. Flannery has been Chairman, President and Chief Executive Officer of Uniroyal Holding, Inc., a holding company, since 1986. He was also a partner in Clayton & Dubilier, an investment firm, from 1988 to 1990. Mr. Flannery served as Chairman, President and Chief Executive Officer of Uniroyal, Inc., a manufacturer of chemicals, tires, engineered products and leisure products, from 1982 to 1986. He is also a director of APS, Inc., Arvin Industries, Inc., K Mart Corporation, Newmont Gold Company, Newmont Mining Corporation and The Scotts Company. Mr. Flannery, who is 63 years old, became a director of the Company in 1986. His current term expires in 1997. Member of Audit and Compensation and Nominating Committees.

CONSTANCE J. HORNER

    Mrs. Horner has been a Guest Scholar at The Brookings Institution since 1993. She served at the White House as Assistant to the President and Director of Presidential Personnel from 1991 to 1993, and as Deputy Secretary, U.S. Department of Health and Human Services from 1989 to 1991. She is also a director of Pfizer Inc. and The Prudential Insurance Company of America. Mrs. Horner, who is 54 years old, became a director of the Company in 1994. Her current term expires in 1998. Member of Corporate Affairs and Finance Committees.

H. WILLIAM LICHTENBERGER

    Mr. Lichtenberger has been Chairman and Chief Executive Officer of Praxair, Inc., an industrial gases company, since 1992. He previously served as a Vice President of Union Carbide Corporation ("Union Carbide") from 1986 to 1990, and as the President and Chief Operating Officer of Union Carbide from 1990 until his resignation in 1992 in connection with the spinoff of Praxair, Inc. from Union Carbide. He is also a director of Olin Corporation. Mr. Lichtenberger, who is 60 years old, became a director of the Company in 1995. He is a candidate for a three-year term. Member of the Audit and Compensation and Nominating Committees.

JAMES E. PERRELLA

    Mr. Perrella has been Chairman and Chief Executive Officer of the Company since 1993. He has also served as President of the Company since 1992, prior to which he served as an Executive Vice President of the Company. He is also a director of Becton Dickinson and Company and Cincinnati Milacron, Inc. Mr. Perrella, who is 60 years old, became a director of the Company in 1992. He is a candidate for a three-year term.

JOHN E. PHIPPS

    Mr. Phipps has been a private investor for many years. He is also a director of Essex Corp. and W.R. Grace & Co. Mr. Phipps, who is 63 years old, became a director of the Company in 1970. He is a candidate for a three-year term. Member of Corporate Affairs and Finance Committees.

CEDRIC E. RITCHIE

    Mr. Ritchie was Chairman of the Executive Committee of The Bank of Nova Scotia from 1993 to 1995 and has served as a director of The Bank of Nova Scotia for many years. He served as Chairman of the Board of The Bank of Nova Scotia from 1974 until 1995 and as its Chief Executive Officer from 1974 until 1993. He is also a director of J. Ray McDermott S.A., MacMillan Bloedel Limited, Minorco, Moore Corporation Limited and Nova Corporation of Alberta. Mr. Ritchie, who is 68 years old, became a director of the Company in 1987. His current term expires in 1997. Member of Compensation and Nominating and Finance Committees.

ORIN R. SMITH

    Mr. Smith has been Chairman and Chief Executive Officer of Engelhard Corporation, a provider of specialty chemical products, engineered materials and precious metals management services for various industries, since 1995. He previously served as President and Chief Executive Officer and a director of Engelhard Corporation from 1984 to 1995. He is also a director of Louisiana Land & Exploration Company, Minorco, Perkin-Elmer Corporation, The Summit Bancorporation and Vulcan Materials Company. Mr. Smith, who is 60 years old, became a director of the Company in 1995. His current term expires in 1998. He is a member of the Compensation and Nominating and Corporate Affairs Committees.

RICHARD J. SWIFT

    Mr. Swift has been Chairman, President and Chief Executive Officer of Foster Wheeler Corporation, a provider of design, engineering, construction, manufacturing, management and environmental services, since 1994. He held several executive positions with Foster Wheeler Corporation, including serving as its President and Chief Operating Officer from 1992 to 1994. He is also a director of Public Service Enterprise Group Incorporated. Mr. Swift, who is 51 years old, became a director of the Company in 1995. His current term expires in 1997. He is a member of the Audit and Finance Committees.

                      SECURITY OWNERSHIP OF MANAGEMENT AND
                           CERTAIN BENEFICIAL OWNERS

    The following table sets forth as of February 29, 1996, the beneficial ownership of the Company's Common Stock by (i) each of the directors of the Company, (ii) each of the executive officers of the Company named in the Summary Compensation Table below, and (iii) all directors and executive officers of the Company as a group:

                                                    SHARES BENEFICIALLY OWNED AND
    NAME                                          NATURE OF BENEFICIAL OWNERSHIP (A)
    ----                                          ----------------------------------
T.H. Black.....................................                   94,166(b)(c)
B.T. Byrne.....................................                      400
J.P. Flannery..................................                    1,000
C.J. Horner....................................                      513
H.W. Lichtenberger.............................                    1,000
T.F. McBride...................................                   66,822(b)
A.M. Nixon.....................................                   41,243(b)
J.E. Perrella..................................                  346,144(b)(d)
J.E. Phipps....................................                      500
C.E. Ritchie...................................                      400
O.R. Smith.....................................                    1,000
R.J. Swift.....................................                      500
J.F. Travis....................................                  219,080(b)(e)
R.B. Uber......................................                   35,116(b)
All directors and executive officers as a group
  (26 persons).................................                1,535,473(b)(f)

------------

 (a)  Unless otherwise indicated, all shares are held directly. No director or executive officer of the Company owns as much as 1% of the outstanding Common Stock.

 (b)  Includes shares held by the trustee under the Company's Leveraged Employee Stock
      Ownership Plan, Savings and Stock Investment Plan and Retirement Account Plan for the
      benefit of executive officers as follows: T.F. McBride, 7,478 shares; A.M. Nixon, 6,552 shares; J.E. Perrella, 28,648 shares; J.F Travis, 14,980 shares; R.B. Uber, 5,321 shares; and all executive officers as a group, 111,880 shares. Also included are shares which executive officers and Mr. Black (who previously had served as the Company's
      Chairman and Chief Executive Officer) had the present right to acquire under the
      Company's Incentive Stock Plans as follows: T.H. Black, 50,000 shares; T.F. McBride,
      20,000 shares; A.M. Nixon, 30,000 shares; J.E. Perrella, 250,000 shares; J.F. Travis,
      180,000 shares; R.B. Uber, 24,000 shares; and all directors and executive officers as a group, 1,090,500 shares.

 (c)  Includes 13,500 shares of Common Stock owned by Mr. Black's wife and Mr. Black disclaims beneficial ownership of such shares.

 (d)  Includes 7,800 shares of Common Stock owned by a family foundation of which Mr.
      Perrella and his wife are the trustees and Mr. Perrella disclaims beneficial ownership of such shares.

 (e)  Includes an aggregate of 3,000 shares owned by members of Mr. Travis' family and Mr.
      Travis disclaims beneficial ownership of all such shares.

 (f)  All directors and executive officers as a group beneficially owned approximately 1.39%
      of the outstanding Common Stock. This includes an aggregate of 25,588 shares of Common
      Stock owned by members of the families of such individuals or by a family foundation, as to which such directors and executive officers disclaim beneficial ownership.

    The following table sets forth each shareholder which, as of February 29, 1996, is known by the Company to be the beneficial owner of more than five percent of the outstanding Common Stock of the Company:

                    NAME AND ADDRESS                         AMOUNT AND NATURE
                           OF                                        OF
                  BENEFICIAL OWNERSHIP                      BENEFICIAL OWNERSHIP    PERCENT OF CLASS
                 ---------------------                      --------------------    ----------------
Chase Manhattan Bank, N.A................................         8,299,506(a)             7.61%
4 Chase Metro Tech Center
Brooklyn, New York 11245
FMR Corp.................................................        13,970,953(b)            12.81%
82 Devonshire Street
Boston, Massachusetts 02109

------------

(a) These shares are held in Chase Manhattan Bank's capacity as trustee of the Company's Leveraged Employee Stock Ownership Plan, Savings and Stock Investment Plan and Retirement Account Plan for the benefit of participants in such plans.

(b) FMR has sole investment power as to all such shares. In addition, as to 961,101 of these shares, FMR Corp. has sole voting power.

                       BOARD OF DIRECTORS AND COMMITTEES

    The Board of Directors held 13 meetings during 1995. Each incumbent director attended 75% or more of the total number of meetings of the Board and the Committees of which he or she was a member.

    Directors who are not employees of the Company receive an annual retainer of $27,000, and $1,000 for attendance at each Board or Committee meeting, except that Committee chairmen receive $1,500 per Committee meeting. In addition, under the Company's Incentive Stock Plan of 1995, each non-employee director is granted annually options to purchase 1,500 shares of the Company's Common Stock.

    A director who is not a participant in any of the Company's other retirement plans and who retires as a director with ten or more years of service will receive annually commencing at age 70 for the remainder of such individual's life a fee equal to the annual retainer in effect as of the date of such individual's retirement. A pro rata amount of such annual retainer will be paid if such director's service is between five and ten years.

    The Audit Committee held four meetings during 1995. The functions of this Committee are to recommend to the Board the public accounting firm to be appointed the Company's independent auditors, to review the scope of the audit and the findings of the independent auditors, to review with Company officers the internal audit department activities and any actions taken in response to recommendations of the independent auditors, to make appropriate periodic reports to the Board relating to the Committee's activities and to render such advice and recommendations in connection with the foregoing matters as it deems necessary.

    The Compensation and Nominating Committee held four meetings during 1995. The functions of this Committee are to establish the Company's executive compensation policies, to review the compensation of officers and key employees, to recommend or approve changes in compensation within the limits of the Committee's authority, to review and recommend changes in the Company's employee benefit programs and management succession plans and to recommend to the Board nominees for election as directors and officers and for appointment to the committees of the Board. The Committee also administers and supervises the Company's Incentive Stock Plans and the Management Incentive Unit Plan.

    While the Compensation and Nominating Committee does not actively solicit names of candidates for nomination to the Board, it will review and consider any proposed nominations submitted in writing by the shareholders of the Company. Shareholders may submit such recommendations to the Secretary of the Company.

    The Corporate Affairs Committee held two meetings during 1995. The functions of this Committee are to review the Company's policies on public issues having broad social significance, the implementation of those policies, and the Company's conduct of its business as a responsible corporate citizen.

    The Finance Committee held four meetings during 1995. The functions of this Committee are to direct the investment policies of all retirement plans of the Company and its subsidiaries (including the Company's Savings and Stock Investment Plan), and to review the Company's annual finance plan, proposed borrowings and securities issuances, and dividend and cash management policies.

                             EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION AND NOMINATING COMMITTEE

    The Company's executive compensation program is administered by the Compensation and Nominating Committee of the Board of Directors (the "Compensation Committee"), which is composed of the individuals listed below, each of whom is an independent non-employee director. The Compensation Committee has responsibility for the Company's executive officer compensation program, including the approval of salary increases and annual bonuses, and the granting of stock options (and associated stock appreciation rights), stock awards and Management Incentive Units ("MIUs"), in accordance with the terms of the respective plans governing such grants, to executive officers who are not also directors of the Company. It also has responsibility for making recommendations to the members of the Board of Directors who have not participated in the executive compensation program regarding salary increases, the payment of annual bonuses, and the granting of stock options (and associated stock appreciation rights), stock awards and MIUs to executive officers who also are directors of the Company.

Compensation Policies Applicable to Executive Officers

    The Compensation Committee's executive officer compensation policies are based on the belief that the interests of the Company's executive officers should be aligned with those of the Company's shareholders. The policies relate compensation to both short-term (annual) and long-term financial performance of the Company, as well as to long-term shareholder returns, and incorporate a pay-at-risk component to achieve these ends.

    The objectives which guide policy development are to (a) provide a total compensation package that will attract, motivate and retain as senior management exceptionally talented individuals who are essential for building shareholder value on a long-term basis, (b) establish annual incentives for senior management that are directly tied to the overall financial performance of the Company, and (c) create long-term incentives to focus executives on managing from the viewpoint of an owner with an equity stake in the business, thereby aligning executive compensation with the values realized by the Company's shareholders. While many compensation determinations are based upon objective criteria, certain of such determinations include subjective elements.

    The Compensation Committee periodically reviews and evaluates its executive officer compensation practices against the practices of approximately 100 industrial and service companies with annual revenues in the $3 billion to $6 billion range, using survey data compiled and analyzed by an outside consulting firm engaged by the Compensation Committee. Data from other compensation surveys is also considered. The companies included in these compensation surveys are not the same as those comprising the Standard & Poor's Machinery-Diversified Index referred to below under the caption "Performance

Graph," although some of the companies comprising such Index are included in the compensation surveys.

    Salary increases normally are granted annually to executive officers by the Compensation Committee based upon individual performance, the Compensation Committee's evaluation of general U.S. industry salary trends derived from surveys and various business publications and the salaries paid for comparable positions in the surveyed corporations referred to above. Weighting of these salary determination factors varies because each salary determination is based upon an individual's particular circumstances.

    Executive officers with direct responsibility for operations may receive annual bonuses under the terms of written performance agreements established early each year. The agreements for 1995 provided that a bonus equal to 30-40% of salary would be payable if their respective group operations met certain pre-established operating income and asset management targets, and an additional 40-50% of salary (to a maximum of 80% of salary) would be payable for substantially exceeding those targets. In addition, a discretionary bonus of up to 20% of salary would be payable based upon subjective criteria applicable to the respective operations managed by these executive officers. The total bonus could be increased by up to 25% based on the Company's achievement of a pre-established earnings per share objective during the particular year.

    Other executive officers, including those responsible for staff functions, may receive annual bonuses based upon both the Company's and their individual performance during such year. The determination of the amount of any bonus payable to these other executive officers is subjective. In fixing such bonus awards, the Compensation Committee considers not only the Company's earnings per share performance in the particular year compared to the preceding year and to the earnings per share goal established at the start of the particular year, but also the individual's contribution to such performance. In addition, the general economic environment in which the Company operated during such year is taken into account.

    The Company's Senior Executive Performance Plan (the "SEPP"), limits the bonuses which may be awarded to participants in the SEPP, who consist of the chief executive officer plus the four other highest compensated officers (as determined under Securities Exchange Act regulations). Bonuses to SEPP participants are limited to their respective allocated shares of the SEPP's Performance Bonus Pool for the year in question.

    The Company's executive officer compensation program provides for a substantial component of total executive officer compensation to reflect the returns realized by shareholders and the degree to which future performance targets are met. This equates the long-term interests of the Company's executive officers with those of the Company's shareholders and is accomplished through the following long-term incentive programs:

        (a) Stock options with tandem stock appreciation rights under the Company's Incentive Stock Plans generally have been granted annually at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant, and are exercisable over the period beginning one year from the date of grant until the tenth anniversary of the grant.

        (b) Stock awards payable in the Company's Common Stock periodically have been granted under the Company's Incentive Stock Plans to executive officers and other key employees of the Company. Awards to executive officers normally are distributed upon vesting in three annual installments and are conditioned on continued employment with the Company. The stock awards provide that one-half of each award will be paid only in the event the Company achieves predetermined earnings per share objectives during the installment payout period. The objective for each year is established early in the year by the members of the Board of Directors who do not participate in the compensation program. In the event such earnings per share objectives are not met, payouts are made only at the discretion of the members of the Board of Directors who do not participate in the executive compensation program.

        (c) MIUs under the Management Incentive Unit Plan (the "MIU Plan") have been granted to executive officers during the course of their employment with the Company. This program recognizes the performance of individuals who have a high potential for growth in the future management of the Company. The number of MIUs granted to a particular individual is based upon the position responsibility of such individual within the Company, such individual's tenure in such position and with the Company, and an evaluation of the potential of such individual for future growth. Weighting of the factors used in determining MIU grants varies because each grant is based upon an individual's particular circumstances. Under the MIU Plan, when cash dividends are paid on the Company's Common Stock, a participant is paid a cash amount equal to one-half of the dividends such participant would have received had the participant owned one share of Common Stock for each MIU granted to the participant. The remaining one-half of each cash dividend is credited to an account for the participant and is converted into so-called Common Stock equivalents (i.e., a unit or units equal to the number of shares of the Company's Common Stock which the cash would have been able to purchase on the open market, based on the then current per share price). Dividends are credited on such Common Stock equivalents which also are held in the participant's MIU account. Amounts credited as Common Stock equivalents become vested after five years. Common Stock equivalents entitle the holder to receive upon retirement, as defined in the MIU Plan, cash equal to the fair market value of one share of Common Stock for each Common Stock equivalent credited to the participant's account.

    The number of stock options and stock awards granted are based upon the position responsibility of each recipient and the long-term incentive practices of the surveyed corporations referred to above. These factors are periodically reevaluated by the Compensation Committee. The Compensation Committee seeks to provide long-term incentive compensation for a particular position within the third quartile of practices of the surveyed corporations referred to above for equivalent positions. The Compensation Committee uses these guidelines in making its award grant determinations. New awards of both stock options and stock grants are issued without regard to the options or awards previously granted or still outstanding.

1995 Chief Executive Officer Compensation

    The Compensation Committee recommended (and the Board of Directors approved) a 14.3% salary increase effective January 1, 1995, and a 14.1% salary increase effective December 1, 1995, for Mr. Perrella. These increases were granted to bring Mr. Perrella's salary level to $730,000, which represents the midpoint of the salary range set for the Company's chief executive officer. The midpoint of this range approximates the average salaries of the chief executives of the surveyed corporations referred to above.

    In addition, the Compensation Committee recommended that, in accordance with the SEPP, the Board approve a bonus to Mr. Perrella in respect of 1995 in an amount equal to 125% of his 1995 year-end salary. This recommendation, as well as the Board's subsequent award of that bonus, was based upon the Company's 1995 operating results, which exceeded 1994 results as well as the 1995 earnings goal, and Mr. Perrella's contribution to these results. The bonus award also recognized Mr. Perrella's efforts towards the Company's successful acquisition of Clark Equipment Company.

    During 1995, Mr. Perrella was also awarded stock options (with associated stock appreciation rights) in respect of 90,000 shares of the Company's Common Stock which are exercisable beginning on May 4, 1996, at an exercise price of $36.13 per share, consistent with the guidelines described above (i.e., based upon his position responsibility and the long-term incentive practices of the surveyed corporations referred to above).

1995 Compensation of Other Named Executive Officers

    During 1995, in accordance with the policies stated above, the executive officers named in the Summary Compensation Table, other than Mr. Perrella, were granted salary increases averaging approximately 11.2%. Bonus awards to Messrs. Travis, Nixon and Uber were granted pursuant to performance agreements of the type described above. Since in 1995 the groups for which Messrs. Travis, Nixon and Uber were responsible exceeded their respective operating income and asset management goals and the Company achieved certain pre-established profit objectives, these individuals were awarded bonuses averaging approximately 110% of salary. Mr. McBride, who did not have a performance agreement for 1995, was awarded a bonus equal to approximately 75% of salary, in line with Company performance and the evaluation of his individual contributions to the Company's results. The bonus awards to Messrs. Travis and McBride, which were in accordance with the SEPP, also took into account their respective contributions in connection with the Company's acquisition of Clark Equipment Company.

    The named executive officers were also granted stock options in respect of the Company's Common Stock, as indicated in the Summary Compensation Table and under the captions "Stock Options and Stock Appreciation Rights" and "Long-Term Incentive Plan Awards," in accordance with the practices referred to above.

Summary

    The Compensation Committee believes the compensation program for the Company's executive officers is competitive with, and falls within the third quartile relative to, the compensation programs provided to similarly situated officers in the surveyed corporations. The Compensation Committee believes the bonus payments made to the executive officers named in the Summary Compensation Table below in respect of the year 1995 are appropriate and commensurate with the Company's 1995 financial and strategic performance and their respective individual achievements during the year. Based on information the Compensation Committee has been provided by consultants relative to the compensation practices of surveyed corporations, it believes the stock incentive compensation opportunities provided to these officers, in the form of stock awards and stock options with tandem stock appreciation rights, are also appropriate and are awarded in a manner fully consistent with the Company's strategy of basing a substantial component of total executive officer compensation on the total returns realized by the Company's shareholders.

                                          COMPENSATION AND NOMINATING
                                          COMMITTEE

                                          Joseph P. Flannery, Chairman
                                          H. William Lichtenberger
                                          Cedric E. Ritchie
                                          Orin R. Smith

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following table shows, for the years ended December 31, 1993, 1994 and 1995, the cash compensation paid by the Company and its subsidiaries, as well as certain other compensation paid or accrued for those years, to the individuals named below:

                           SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM COMPENSATION
                                                                  ------------------------------------
                                                                           AWARDS
                                    ANNUAL COMPENSATION           -------------------------   PAYOUTS
                             ----------------------------------   RESTRICTED    SECURITIES    --------
   NAME AND                                        OTHER ANNUAL     STOCK       UNDERLYING      LTIP      ALL OTHER
   PRINCIPAL                  SALARY     BONUS     COMPENSATION     AWARDS     OPTIONS/SARS   PAYOUTS    COMPENSATION
   POSITION           YEAR     ($)        ($)          ($)          ($)(B)         (#)         ($)(C)        (D)
--------------------  ----   --------   --------   ------------   ----------   ------------   --------   ------------
J.E. Perrella.......  1995   $647,500   $913,000     $      0      $  24,611      90,000      $123,165     $ 80,983
 Chairman of the      1994    545,417    700,000            0        853,136      80,000       325,346       55,249
 Board,               1993    433,333    420,000            0        146,652      70,000       194,250       42,879
 President and Chief
 Executive Officer
J.F. Travis.........  1995    328,833    437,500            0(a)       8,849      40,000        71,138       39,065
 Executive Vice       1994    280,000    333,625            0        493,431      40,000        90,900       29,244
 President            1993    222,500    237,635      111,571          5,966      30,000        77,700      185,322
T.F. McBride........  1995    312,500    243,750            0          9,811      40,000        53,861       29,934
 Senior Vice          1994    286,667    180,000            0        340,960      35,000       132,941       20,014
 President            1993    259,167    125,000            0          7,882      30,000        77,700       17,474
 and Chief Financial
 Officer
A.M. Nixon..........  1995    221,083    183,665            0          6,656      24,000        49,458       22,609
 Vice President       1994    198,667    204,840            0         92,404      20,000        21,210       21,691
                      1993    170,500    172,500            0          6,048      15,000        27,195       18,485
R.B. Uber...........  1995    230,000    261,875            0          4,878      25,000        33,875       21,162
 Vice President       1994    203,750    138,405            0        189,022      24,000        75,750       14,233
                      1993    188,917     48,000            0          4,432      24,000        64,750       14,108

------------

    (a) These amounts represent that portion of relocation benefit payments to Mr. Travis which compensated him for the income taxes payable in respect of the relocation compensation. The relocation benefit amounts are reflected in the column headed "All Other Compensation."

    (b) The amounts reflected as Restricted Stock Awards are composed of (i) the portion of stock awards granted under the Incentive Stock Plan to be issued subject to the continuation of employment of the named executives, and (ii) the crediting of Common Stock equivalents to the accounts of such executives under the MIU Plan. The 1994 amount for Mr. Travis also includes a stock award granted in January 1994, which was based upon the performance of the Company in that year.

    The shares issuable after December 31, 1995 to the named executives under outstanding stock awards which are subject to continued employment and the years of vesting of such awards are as follows:

                                                                   YEAR OF VESTING
                                                               ------------------------
   NAME                                                        1996     1997      1998
   ----                                                       -----    -----    ------
J.E. Perrella...............................................   4,500    6,750    11,250
J.F. Travis.................................................   2,000    3,000     5,000
T.F. McBride................................................   1,800    2,700     4,500
A.M. Nixon..................................................   1,515    2,525         0
R.B. Uber...................................................   1,000    1,500     2,500

    Dividend equivalents are paid in respect of such shares prior to their vesting. The issuance of the balance of the shares subject to the stock awards is contingent upon the attainment of earnings per share goals established by the Board of Directors (see footnote (c) below).

    The aggregate number and fair market value as of December 31, 1995 of all Common Stock equivalents credited to the accounts of the named executives under the MIU Plan and the shares subject to outstanding stock awards issuable contingent upon the continued employment of the named executives are as follows:

                                                                             FAIR MARKET
    NAME                                                         # SHARES       VALUE
    ----                                                         --------    -----------
J.E. Perrella.................................................    31,172     $ 1,094,917
J.F. Travis...................................................    13,107         460,383
T.F. McBride..................................................    13,422         471,448
A.M. Nixon....................................................     7,146         251,003
R.B. Uber.....................................................     6,673         234,389

    (c) The amounts reflected in this column represent the value of the performance portion of stock awards distributed to the named executives. The shares subject to the performance portion of the stock awards are distributable if the Company achieves earnings per share goals established early each year.

    (d) The amounts reflected in this column represent (i) Company contributions for the account of the named executive officers to the Company's Leveraged Employee Stock Ownership Plan, Savings Plan and Retirement Account Plan, as well as amounts credited to the accounts of such executive officers under the related supplemental plans, which provide benefits which would have been provided under the applicable tax-qualified plans but for Internal Revenue Code restrictions on such benefits, (ii) dividend equivalents paid to the named executive officers in respect of the performance portion of stock awards (see footnote (c) above), and
(iii) for 1993 relocation benefits paid to Mr. Travis. For 1995 such amounts were as follows:

                                                                      RETIREMENT
                                                    SAVINGS PLAN     ACCOUNT PLAN
                                                     (INCLUDING       (INCLUDING
                                                    SUPPLEMENTAL     SUPPLEMENTAL
                                                        PLAN)            PLAN)         DIVIDEND
    NAME                                            CONTRIBUTIONS    CONTRIBUTIONS    EQUIVALENTS
    ----                                            -------------    -------------    -----------
J.E. Perrella....................................      $38,600          $25,733         $16,650
J.F. Travis......................................       18,999           12,666           7,400
T.F. McBride.....................................       13,966            9,308           6,660
A.M. Nixon.......................................       12,220            8,147           2,242
R.B. Uber........................................       10,477            6,985           3,700

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

    The following tables contain information for the year 1995 concerning the grants to, and exercises by, the executive officers named above, of stock options and tandem stock appreciation rights ("SARs") under the Incentive Stock Plan of 1995 and the value of such options and rights held by such executive officers as of December 31, 1995:

                           OPTION/SAR GRANTS IN 1995

                                  NUMBER OF
                                  SECURITIES
                                  UNDERLYING        % OF TOTAL
                                 OPTIONS/SARS      OPTIONS/SARS       EXERCISE OR                  GRANT DATE
                                   GRANTED          GRANTED TO           BASE        EXPIRATION      VALUE
    NAME                            (#)(A)       EMPLOYEES IN 1995    PRICE($/SH)       DATE         ($)(B)
    ----                         ------------    -----------------    -----------    ----------    ----------
J.E. Perrella.................      90,000              8.89%           $ 36.13        5/2/05      $1,068,300
J.F. Travis...................      40,000              3.95              36.13        5/2/05         474,800
T.F. McBride..................      40,000              3.95              36.13        5/2/05         474,800
A.M. Nixon....................      24,000              2.37              36.13        5/2/05         284,880
R.B. Uber.....................      25,000              2.47              36.13        5/2/05         296,750

------------

    (a) All options and SARs become fully exercisable on May 3, 1996.

    (b) Grant date value is based on the Black-Scholes option pricing model adapted for use in valuing executive stock options. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so that there is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model. The grant date values were determined based in part upon the following assumptions:

Expected volatility.......................................................    0.2921
Risk-free rate of return..................................................      6.77%
Dividend yield............................................................      2.36%
Time of exercise (expected)...............................................   6 years

                    AGGREGATED OPTION/SAR EXERCISES IN 1995
                     AND DECEMBER 31, 1995 OPTION/SAR VALUE

                                                                                         VALUE OF UNEXERCISED
                               NUMBER OF                   NUMBER OF UNEXERCISED             IN-THE-MONEY
                                SHARES                        OPTIONS/SARS AT              OPTIONS/SAR'S AT
                              UNDERLYING      VALUE            12/31/95 (#)                   12/31/95($)
                             OPTIONS/SAR'S   REALIZED   ---------------------------   ---------------------------
    NAME                     EXERCISED (#)     ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
    ----                     -------------   --------   -----------   -------------   -----------   -------------
J.E. Perrella..............           0      $      0     250,000         90,000      $   840,800    $         0
J.F. Travis................           0             0     180,000         40,000        1,089,600              0
T.F. McBride...............      30,000       235,000      35,000         40,000            6,475              0
A.M. Nixon.................      12,000       124,813      30,000         24,000           30,550              0
R.B. Uber..................           0             0      24,000         25,000            4,440              0

LONG-TERM INCENTIVE PLAN AWARDS

    As described above in the Report of the Compensation and Nominating Committee, the Company, as part of its executive officer compensation program, has awarded shares of Company Common Stock under the Company's Incentive Stock Plans to executive officers and other key employees. One-half of such awards is contingent upon the individual's continuing employment with the Company and one-half is contingent upon the Company's earnings per share performance during the payout period. No stock awards were granted during 1995 to the executive officers named above.

RETIREMENT PLANS

    The Company and its subsidiaries maintain a number of defined benefit pension plans for their officers and other employees. The pension plans provide for fixed benefits in the event of retirement at a specified age and after a specified number of years of service. All of the executive officers of the Company named above are participants in the Company's Pension Plan Number One (the "Pension Plan") and the Elected Officers Supplemental Program. The following table illustrates approximate annual pensions for retirements in 1996 under the Pension Plan and under the Elected Officers Supplemental Program computed as a straight life annuity, before the reductions specified in Footnote
(a) below and based on the indicated assumptions:

    APPROXIMATE ANNUAL PENSION UPON RETIREMENT AT AGE 65 BEFORE OFFSETS (A)

                                15 YEARS OF   20 YEARS OF   25 YEARS OF   30 YEARS OF   35 YEARS OF   40 YEARS OF
FINAL AVERAGE COMPENSATION        SERVICE       SERVICE       SERVICE       SERVICE       SERVICE       SERVICE
------------------------------  -----------   -----------   -----------   -----------   -----------   -----------
$ 300,000.....................   $  97,500     $ 130,000     $ 162,500     $ 195,000     $ 195,000     $ 195,000
400,000.......................     130,000       173,333       216,667       260,000       260,000       260,000
500,000.......................     162,500       216,667       270,833       325,000       325,000       325,000
600,000.......................     195,000       260,000       325,000       390,000       390,000       390,000
700,000.......................     227,500       303,333       379,167       455,000       455,000       455,000
800,000.......................     260,000       346,667       433,333       520,000       520,000       520,000
900,000.......................     292,500       390,000       487,500       585,000       585,000       585,000
1,000,000.....................     325,000       433,333       541,667       650,000       650,000       650,000
For each additional $50,000...      16,250        21,667        27,083        32,500        32,500        32,500

------------

    (a) Benefits payable to participants in the Pension Plan and the Elected Officers Supplemental Plan are reduced by (i) amounts attributable to the Company's contributions under the Company's Leveraged Employee Stock Ownership Plan, the Savings and Stock Investment Plan and Retirement Account Plan and any related supplemental plan, and (ii) a portion of the Social Security benefits to which such participants are entitled.

    The credited years of service at December 31, 1995 for the individuals named above are as follows: Mr. Perrella, 34 years; Mr. Travis, 37 years; Mr. McBride, 22 years; Mr. Nixon, 33 years; and Mr. Uber, 29 years. The covered compensation as of December 31, 1995 for each of such individuals under the Plan is as follows: Mr. Perrella, $1,110,333; Mr. Travis, $537,235; Mr. McBride, $441,200;
Mr. Nixon, $316,098; and Mr. Uber, $366,770.

OTHER POST-EMPLOYMENT ARRANGEMENTS

    The Company has entered into an arrangement with all of the executive officers named above whereby the Company is obligated to pay certain annual benefits for a ten-year period commencing upon normal retirement, so long as their employment with the Company is not terminated by the Company for cause (as defined) and so long as they meet certain non-competition obligations. In the event of death, the benefits are payable to the individual's estate to the extent not already paid. The annual benefits payable to each of such individuals are as follows: Mr. Perrella, $125,000; Mr. Travis, $65,000; Mr. McBride, $65,000; Mr. Nixon, $45,000; and Mr. Uber, $45,000. Under this arrangement, the Company is a beneficiary of life insurance policies on such executives and, based on actuarial assumptions, the life insurance proceeds receivable by the Company will defray the costs associated with this program.

    The Company has also adopted a program which provides the executive officers named above with life insurance coverage ranging from one times annual earnings (as defined) to two times annual earnings (increased in certain instances to account for income tax obligations payable in respect of such supplemental coverage).

CHANGE IN CONTROL ARRANGEMENTS

    The Company has entered into agreements with each of the executive officers named above which provide that if the employment of a particular executive officer is terminated (by the Company or, under certain circumstances, by the executive officer) within five years following a change in control of the Company (defined to include the acquisition by any person of 20% or more of the voting power of the Company's common stock or the disposition of substantially all the assets of the Company), the executive will receive a lump sum severance payment from the Company equal to three times the sum of (a) the executive's highest annual salary from the date of the change in control to the date of termination plus (b) the highest bonus paid the executive during the period beginning five years prior to the change in control and ending on the date of termination. In addition, the executive will receive an amount approximating the Company's contribution which would have been made for such executive's account under the Savings Plan and Retirement Account Plan (including the related supplemental plans) during the three years following termination of employment and will be entitled during such three-year period to continue to participate in the Company's welfare employee benefit programs. For purposes of calculating the executive's retirement benefits, five years will be added to both the executive's age and service with the Company. The agreements further provide that if the payments described above constitute "excess parachute payments" under applicable provisions of the Internal Revenue Code and related regulations, the Company will pay the executive an additional amount sufficient to place the executive in the same after-tax financial position the executive would have been in if the executive had not incurred the excise tax imposed under Section 4999 of the Internal Revenue Code in respect of excess parachute payments.

PERFORMANCE GRAPH

    The following graph compares for the five years ended December 31, 1995, the cumulative total shareholder return on the Company's Common Stock with the cumulative total return on the Standard & Poor's 500 Stock Index and with the cumulative total return on the Standard & Poor's Machinery-Diversified Index. The graph assumes that $100 was invested on December 31, 1990 in each of the Company's Common Stock, the Standard & Poor's 500 Stock Index and the Standard & Poor's Machinery-Diversified Index and assumes the reinvestment of dividends.

                       COMPARISON OF FIVE YEAR CUMULATIVE
                            TOTAL SHAREHOLDER RETURN


           Dollars

            240       ------------------------------------------------------
            220 ---   ----[]--- Ingersoll-Rand
                      ----<>--- S & P 500
            200 ---   ----O---- S & P Machinery
            180 ---
            160 ---
            140 ---
            120 ---
            100 ---
             80 ---
             60 ---
                      ------------------------------------------------------
                    1990       1991       1992       1993       1994       1995


   ----------------------------------------------------------------------------
   Ingersoll-Rand   100         152        165        221        185        211
   S & P            100         130        140        155        157        215
   S & P Machinery  100         119        121        180        175        216
   ----------------------------------------------------------------------------


TRANSACTIONS WITH MANAGEMENT

    Since January 1, 1995, the Company and its subsidiaries have engaged in transactions in the ordinary course of business with, or have used products or services of, a number of organizations in which the Company's directors have interests. The amounts involved have in no case been material in relation to the business of the Company and its subsidiaries and the Company believes that they have not been material in relation to the businesses of such other organizations or to the individual directors concerned. It is expected that the Company and its subsidiaries may continue to engage in similar transactions with such organizations in the future.

           2. RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    The Board of Directors has appointed Price Waterhouse LLP as independent accountants for the Company and its subsidiaries to examine the consolidated financial statements of the Company for the fiscal year ending December 31, 1996. The appointment of Price Waterhouse LLP is subject to ratification by the shareholders and a resolution for such ratification will be offered at the Annual Meeting. Price Waterhouse LLP has been acting as independent accountants for the Company and its subsidiaries for many years and, both by virtue of its long familiarity with the Company's affairs and its ability, is considered best qualified to perform this important function.

    Representatives of Price Waterhouse LLP are expected to be present at the Annual Meeting and to be available to respond to appropriate questions. They will have an opportunity to make a statement if they so desire.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL AND YOUR PROXY WILL BE SO VOTED UNLESS OTHERWISE SPECIFIED.

                                 OTHER MATTERS

    The Annual Meeting is called for the purposes set forth in the notice thereof. The Board of Directors does not intend to present, and has not been informed that any other person intends to present, any matters for action at the Annual Meeting other than those specifically referred to in the proxy and this Proxy Statement. If any other matters are properly brought before the Annual Meeting, it is the intention of the proxyholders to vote on such matters in accordance with their judgment.

                     SHAREHOLDER PROPOSALS AND NOMINATIONS

    Any proposal by a shareholder intended to be presented at the 1997 Annual Meeting of Shareholders of the Company must be received at the Company's principal executive offices at 200 Chestnut Ridge Road (P.O. Box 8738), Woodcliff Lake, New Jersey 07675, Attn: Secretary, no later than November 13, 1996, for inclusion in the proxy materials relating to that meeting.

    The Company's By-laws, as amended, set forth procedures to be followed by shareholders who wish to nominate candidates for election to the Board in connection with annual meetings of shareholders or pursuant to written shareholder consents. All such nominations must be made following written notice to the Secretary of the Company accompanied by certain background and other information specified in the By-laws. In connection with any annual meeting, written notice of a shareholder's intention to make such nominations must be given to the Secretary not later than the date which is 90 days in advance of the anniversary of the immediately preceding annual meeting or, if the date of the annual meeting occurs more than 30 days before, or 60 days after, the anniversary of such immediately preceding annual meeting, not later than the seventh day after the date on which notice of such annual meeting is given.

    A shareholder proposal calling for increased diversity of Board membership was submitted to the Company for inclusion in this Proxy Statement, but was withdrawn by the proponent based upon the issuance by the Board of Directors of a statement to the effect that, consistent with past practices, the Board of Directors is committed to a strong and diverse membership and engaging in a careful process to identify those individuals who can best contribute to the Company's continued success. As a part of that process, the Board will continue to take all reasonable steps to identify and consider for Board membership all candidates, including women and minorities, who satisfy the business needs of the Company at the time of election.

                         ANNUAL REPORT TO SHAREHOLDERS

    The Annual Report to Shareholders for the year ended December 31, 1995 is enclosed with this Proxy Statement. For shareholders who are employees, the Annual Report has been distributed at the Company's facilities.

Dated: March 13, 1996

DIRECTIONS TO
WOODCLIFF LAKE


From J.F. Kennedy Airport -
take the Van Wyck Expressway
North to the Grand Central Parkway
West to Triboro Bridge.
Cross Triboro Bridge and take the
Major Deegan Expressway North to the
George Washington Bridge.  Cross the
George Washington Bridge Bridge and
take Interstate Route 80 West to
Garden State Parkway North to                [MAP DIAGRAM]       [MAP DIAGRAM]
Exit 171.


Leave the Garden State Parkway
at Exit 171, turn legft at Glen Road,
cross under the Garden State Parkway
and turn left on Chestnut Ridge Road
south approximately 3/4 of a mile
to Ingersoll-Rand.


From LaGuardia - Take the       From Manhattan - Take the      State Parkway connection is
Grand Central Parkway West      West Side Highway North to     Schoolhose Road.  Turn left
and follow the same route       the Henry Hudson Parkway to    off the ramp on Schoolhouse
as described above from         the George Washington Bridge.  Road and travel one mile to
J.F. Kennedy Airport.           Then follow the same route     Summit Avenue.  Turn right on
                                as described above from J.F.   and proceed approximately one
                                Kennedy Airport.               mile to Chesnut Ridge Road.
                                                               Turn left on Chestnut Ridge
From Newark - Take the          From the New York Thruway -    Road and continue south
Jersey Turnpike North to        Follow signs leading to the    approximately two miles to
Route 80 West and follow        Garden State Parkway.  The     Ingersoll-Rand.
from J.F. Kennedy Airport.      first exit southbound on the
                                Garden


                           INGERSOLL-RAND
                           --------------


                             INGERSOLL-RAND COMPANY

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
               FOR ANNUAL MEETING OF SHAREHOLDERS APRIL 26, 1996

   The undersigned hereby appoints JAMES E. PERRELLA, THOMAS F. MCBRIDE and PATRICIA NACHTIGAL, or any of them, with power of substitution, attorneys and proxies to vote, as indicated on the reverse hereof, all shares of stock of Ingersoll-Rand Company (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the Company's executive offices, 200 Chestnut Ridge Road, Woodcliff Lake, New Jersey, on Friday, April 26, 1996, at 10:30 A.M., or at any adjournments thereof, with all the powers the undersigned would possess, including cumulative voting rights, if then and there personally present, upon the matters described in the Notice of Annual Meeting of Shareholders and Proxy Statement, dated March 13, 1996, receipt of which is hereby acknowledged, and upon any other business that may come before the meeting or any such adjournment.

   The nominees for election as directors are H. William Lichtenberger, James E. Perrella and John E. Phipps.

   PLEASE MARK, SIGN AND DATE ON REVERSE SIDE AND RETURN IN THE ACCOMPANYING ENVELOPE.

[LOGO]                                  World Headquarters
                                        -------------------------------------
                                        Ingersoll-Rand Company
                                        Woodcliff Lake, New Jersey 07675-8738


                                                    March 13, 1996

Dear Shareholder:

It is my pleasure to invite you to Ingersoll-Rand Company's 1996 Annual Meeting of Shareholders. The meeting will be held at 10:30 a.m. on Friday, April 26, 1996, at the Company's executive offices in Woodcliff Lake, New Jersey.

The enclosed Notice of Meeting and Proxy Statement covers the formal business of the meeting, which includes the election of directors and the ratification of the appointment of the independent accountants for the coming year. Also during the meeting, management will address other corporate matters which may be of interest to you as a shareholder.

It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To be sure your shares are represented, we urge you to complete and mail the attached proxy card as soon as possible. If you attend the meeting and wish to vote in person, the ballot that you submit will supersede your proxy.

Sincerely,

/s/ James E. Perrella

James E. Perrella
Chairman, President
and Chief Executive Officer


                                                   DETACH PROXY CARD HERE
-------------------------------------------------------------------------------------------------------------------------

 -----
|     |
 -----


To vote your shares for all director    Directors recommend a vote "For"   Directors recommend a vote "For"
nominees, mark the "For" box on         ---------------------------------  ----------------------------------------------
item 1. To withhold voting for all      1. Election of Directors           2. Ratification of appointment of independent
nominees, mark the "Withhold" box.      *Exception(s):..................      accountants
If you do not wish your shares voted
"For" a particular nominee, mark the
"Exception" box and enter the name(s)       For   Withhold   Exceptions*            For   Against   Abstain
of the exception(s) in the space
provided.                                   []      []           []                  []      []         []
                                        This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no contrary specifications are made above, this proxy will be voted FOR items 1 and 2.

                                                                                          Change of Address and
                                                                                          or Comments Marks Here   []


                                                                                 DATED _____________________________ 1996

                                                                                 SIGNED _________________________________

                                                                                 SIGNED _________________________________

                                                                                 Votes must be indicated (X) in black
                                                                                 or blue ink as in this example.      [X]


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